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                                   Exhibit 4.8

                                         Name: Schoemann Venture Capital, L.L.C.
                                               ---------------------------------

                         WARRANT SUBSCRIPTION AGREEMENT

Affinity International Travel Systems, Inc.
100 Second Avenue South
Suite 303 N
St. Petersburg, Florida 33701

Gentlemen:

The undersigned understands that Affinity International Travel Systems, Inc., a Nevada corporation (the "Company"), is offering for sale a warrant (the "Warrant") to purchase 750,000 shares of its Common Stock, $0.001 par value per share (the "Common Stock"), at $1.75 per share.

The undersigned further understands that the offering of the Warrant and any subsequent exercise of the Warrant and purchase of the Common Stock are being made without registration of the Warrant and/or the Common Stock subject to the Warrant under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption for transactions by an issuer not involving a public offering, and further understands that the undersigned is purchasing the Warrant and upon exercise of the Warrant, the Common Stock, without being furnished any prospectus setting forth all of the information that would be required to be furnished under the Securities Act, and understands further that the offering is being made only to "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act).

1. Subscription. Subject to the terms and conditions of this Warrant, the undersigned hereby irrevocably subscribes for that number of Warrants to purchase the shares of Common Stock set forth in Appendix A. The consideration for the Warrant shall be the execution of the Subscription Agreement by and between the Company and the undersigned dated of even date herewith (the "Subscription Agreement") and the payment of the consideration for the Note as set forth in Section 1 of the Subscription Agreement; provided, however, that the execution, delivery and performance of the Subscription Agreement in full by Purchaser shall be a condition precedent of the obligations of the Company hereunder.

2. Acceptance of Warrant Subscription and Issuance of Shares. It is understood and agreed that the Company has the right to accept or reject this subscription, in whole or in part, and that this subscription is accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned at the Closing referred to in Section 3.

3. The Closing. The closing of the purchase and sale of the Common Stock (the "Closing") shall take place at the offices of the Company or such other mutually acceptable place on or before


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May 10, 1999 or at such time and place as the Company and the undersigned shall mutually agree upon. The Company may, at its option, elect to close the transaction contemplated hereby in one or more Closings.

4. Exercise of Warrant and Payment for Shares. The Warrant is exercisable commencing on the date hereof and shall expire on the date which is five (5) years from the date hereof. Upon exercise of the Warrant, the undersigned shall make payment in the amount of $1.75 per share for the Common Stock as set forth on Appendix A hereof, to the Company via certified check, personal check, or wire transfer to the account designated by the Company or via cashless exercise pursuant to Section 5(b)(ix) hereof.

5. Representations of the Company. As of the date of the Closing (the "Closing Date"), the Company represents as follows:

      (a) Valid Issuance. Upon issuance of the Warrant and upon exercise of the Warrant and issuance of the Common Stock in accordance with this Warrant Agreement, the Common Stock will represent validly authorized, duly issued and fully paid and non-assessable shares of the Company, and the issuance thereof will not conflict with the Certificate of Incorporation or Bylaws of the Company nor with any outstanding warrant, option, call, preemptive right or commitment of any type relating to the Company's capital stock.

      (b) Other Representations and Agreements.

            (i) Use of Proceeds. Upon exercise of this Warrant, the Company agrees that it, or a wholly owned subsidiary of the Company, shall use not less than twenty percent (20%) of the proceeds received from this subscription for the Information Technology (as that term is understood by the undersigned and the Company) requirements of the Company or any wholly owned subsidiary of the Company. The remainder of the proceeds received from this subscription upon exercise of this Warrant shall only be used by the Company or any wholly owned subsidiary of the Company for directly related operating expenses of the Company or any wholly owned subsidiary of the Company, but in no event shall the proceeds from this subscription be used for present or future compensation, whether regular or special, of any officer or director of the Company.

            (ii) Sale of Additional Investor Shares. From and after the date hereof, in the event that the Company sells any common stock or warrants to purchase common stock at a price per share or an exercise price per share for warrants that is less than $1.75, then the Company shall immediately adjust the purchase price and/or the number of shares which are the subject of this Warrant Subscription Agreement such that the price per share and/or the number of shares hereunder is or are equal to the difference between (1) the number of shares which would have been subscribed to at the lesser price per share of such subsequently sold securities and (2) the number of the shares subscribed to herein.


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            (iii) Cashless Exercise. At any time following the date hereof, the warrant holder, whether the undersigned or otherwise, in lieu of any cash payment required under the Warrants, shall have the rights to exercise the Warrants in whole or in part by surrendering the Warrants in exchange for the number of shares of the Company's common stock equal to (x) the number of shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the common stock less the exercise price of the Warrants being exercised, and the denominator of which is such Market Price. The term "Market Price" means the average of the closing sale price per share of the common stock on the principal stock exchange or market on which the common stock is then quoted or traded on each of the ten
(10) consecutive trading days preceding the date on which written notice of election to exercise the Warrants has been given to the Company (a "cashless exercise"). If the warrant holder opts for a cashless exercise of the warrants, no other consideration shall be paid to the Company, other than surrendering the warrant itself, nor will there be paid any commission or other remuneration to any other person or entity by the warrant holder. In the event that the warrant holder is not permitted to "tack" the holding period of the warrants to the holding period of the common stock received upon the cashless exercise for purposes of satisfaction of the holding period requirements of Rules 144(d)(3)(ii) and 144(k) under the Securities Act of 1933, as amended, for whatever reason and there is no presently filed registration statement effective as to the shares received or to be received through the cashless exercise of this Warrant, the Company shall, upon receipt of the written request of the warrant holder, promptly prepare and file a registration statement with the U.S. Securities and Exchange Commission with respect to all of the shares underlying this Warrant.

6. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to the Company and to each officer, director, and agent of the Company that:

            (a) Authority. The undersigned has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by the undersigned hereunder.

            (b) Access to Information. The undersigned is familiar with the business and financial condition, properties, operations and prospects of the Company. The undersigned has been furnished copies of the Financial Statements and all other documents requested by it and has had an opportunity to discuss the Company's business and financial condition, properties, operations and prospects with the Company's management. The undersigned has also had an opportunity to ask questions of officers of the Company, which questions were answered to his satisfaction. The undersigned understands that such discussions were intended to describe certain aspects of the Company's business and financial condition, properties, operations and prospects, but were not a thorough or exhaustive description.

            (c) Representations and Warranties as of Closing. The undersigned understands that, unless it notifies the Company in writing to the contrary at or before the Closing, all the undersigned's representations and warranties contained in this Agreement will be deemed to


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      have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

            (d) Risk Factors. The undersigned understands that the purchase of the Common Stock involves substantial risks.

            (e) Knowledge, Skill and Experience. The undersigned has such knowledge, skill and experience in business, financial and investment matters so that is capable of evaluating the merits and risks of an investment in Common Stock. To the extent necessary, the undersigned has retained, at his own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and owning Common Stock.

            (f) Accredited Investor. The undersigned is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

            (g) Investment Intent. The undersigned is acquiring the Warrant solely for his own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the common stock of the Company. The undersigned has not offered or sold any portion of its shares of Common Stock and has no present intention of dividing its shares of Common Stock with others or of reselling his shares of Common Stock. The undersigned understands that the Warrant and the Common Stock have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and the other representations made by the undersigned in this Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

            (h) Stock Transfer Restrictions. The undersigned agrees: (A) that it will not sell, assign, pledge, give, transfer or otherwise dispose of the Warrant or the Common Stock or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Warrant or the Common Stock under the Securities Act and all applicable State Securities Laws or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; and (B) that the Company and any transfer agent for the Common Stock shall not be required to give effect to any purported transfer of any of the Common Stock except upon compliance with the foregoing provisions.

      7. Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to accept this Warrant and of the Company to grant the Warrant are subject to the satisfaction at or before the Closing of the following condition precedent:


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            (a) Representations and Warranties. The representations and warranties of the Company contained in Section 5 and of the undersigned contained in Section 6 shall be true and correct on and as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

            (b) Subscription Agreement. On or prior to the date hereof, the Company and the undersigned shall have entered into a Subscription Agreement for a Convertible Note (principal amount $1,000,000.00) on mutually acceptable terms and the undersigned shall have paid the consideration as set forth in Section 1 of such Subscription Agreement.

            (c) Consulting Agreement. On or prior to the date hereof, the Company and the undersigned shall have enter into a Consulting Agreement on mutually acceptable terms.

      8. Obligations Irrevocable. The obligations of the undersigned hereunder shall be irrevocable, except with the consent of the Company, until 3:00 p.m. EDT, May 10, 1999.

      9. Equitable Remedies. Each party hereto acknowledges that a refusal without just cause by such party to consummate the transactions contemplated hereby will cause irreparable harm to the other party, for which there may be no adequate remedy at law. A party not in default at the time of such refusal shall be entitled, in addition to other remedies at law or in equity, to specific performance of this Agreement by the party that so refused or failed to consummate the transactions contemplated hereby. In any action to enforce the terms of this Agreement, the successful party shall be entitled to recover its reasonable attorneys' fees, all costs and expenses from the party who refused or failed to perform this Agreement.

      10. Waiver, Amendment. Neither this Agreement nor any provisions of this Agreement shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

      11. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason of this Agreement shall be assignable by the Company without the prior written consent of the undersigned. The undersigned may assign, transfer, pledge, encumber, mortgage or otherwise alienate any of the rights afforded to it hereunder and the Company shall be bound by the terms hereof to such assignee or transferee; provided, however, that any assignment, transfer, or other alienation of any right hereunder by the undersigned shall be in compliance with all federal and state securities laws.

      12. Expenses. The Company shall pay all actual expenses incurred in connection with this Warrant and the transactions contemplated hereby, including, but not limited to, any and all legal, travel, lodging, meals and other related transaction expenses of the undersigned and, upon request, submission of appropriate receipts or invoices. In any action to enforce the terms of this Agreement, the successful party shall be entitled to recover its reasonable costs and expenses, including reasonable attorneys' fees, from the party who refused or failed to perform this Agreement.


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      13. Applicable Law. This Agreement shall be governed by and construed in accordance with the federal laws of the United State of America and the laws of the State of Nevada.

      14. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

      16. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

            (1)   If to the Company, to it at the following address:

                  100 Second Avenue South
                  Suite 303 N
                  St. Petersburg, Florida 33701
                  Attention: Daniel G. Brandano
                  FAX: (727) 896-1403

                  and

                  with a copy, which shall not constitute notice, to:

                  Brown Rudnick Freed & Gesmer
                  One Financial Center
                  Boston, Massachusetts 02111
                  Attention: Gordon R. Berman, Esq.
                  Fax: (617) 856-8201

            (2)   If to the undersigned:

                  Schoemann Venture Capital, L.L.C.
                  1209 Orange Street
                  Wilmington, Delaware 19801


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                  and

                  Rodney R. Schoemann, Sr.
                  3904 Wheat Drive
                  Metairie, Louisiana 70002

                  with a copy, which shall not constitute notice, to:

                  Locke Liddell & Sapp LLP
                  2200 Ross Avenue
                  Suite 2200
                  Dallas, Texas 75201-6776
                  Attention: William C. Perez, Esq.
                  FAX: (214) 740-8800

or at such other address as either party shall have specified by notice in writing to the other.

      17. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties and their respective successors and permitted assigns.

      18. Survival. All representations contained in this Agreement shall survive the closing of the grant of the Warrant and the issuance and sale of the shares of Common Stock upon exercise of the Warrant.

      19. Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event before the issuance of the Common Stock pursuant to this Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Agreement to be false or incorrect.


     [The immediately following page contains the signatures of the parties]


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      IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement this 23rd day of April, 1999.

                                    Name: Schoemann Venture Capital, LLC


                                    BY:   /s/ Rodney R. Schoemann, Sr.
                                          --------------------------------------
                                          RODNEY R. SCHOEMANN, SR.
                                          Managing Member

Accepted as of
April 23, 1999

AFFINITY INTERNATIONAL
TRAVEL SYSTEMS, INC.


By: /s/ Daniel G. Brandano
    ---------------------------
    DANIEL G. BRANDANO
    President and
    Chief Executive Officer


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                                   APPENDIX A

                          CONSIDERATION TO BE DELIVERED

--------------------------------------------------------------------------------
Consideration for Warrant    Aggregate Amount to Be     Number of Warrant Shares
-------------------------    Paid Upon Exercise of      ------------------------
                             Warrant (assuming all
                             warrant shares are
                             exercised)
                             ----------

Execution of Subscription
Agreement for a
Convertible Note
($1,000,000.00 principal          $1,312,500.00                750,000.00
amount) and payment of       (or cashless exercise)
the purchase price set
forth in Section 1 thereof
--------------------------------------------------------------------------------


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                                   APPENDIX B

                         ACCREDITED INVESTOR CERTIFICATE

      The undersigned Investor hereby certifies that it is an Accredited Investor as that term is defined in Regulation D adopted pursuant to the Securities Act of 1933. The specific category(s) of Accredited Investor applicable to the undersigned is checked below.

____              a.    any natural person whose individual net worth, or joint
                        net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

____              b.    any natural person who had an individual income in
                        excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 and has a reasonable expectation of reaching the same income level in the current year;

____              c.    any bank as defined in section 3(a)(2) of the Securities
                        Act of 1933, as amended (the "Act"), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities
                        Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 (the
                        "1940 Act") or a business development company as defined in section 2(a)(48) of the 1940 Act; any Small Business
                        Investment Company licensed by the U.S. Small Business
                        Administration under section 301(c) or (d) of the Small
                        Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement
                        Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;


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____              d.    any private business development company as defined in
                        section 202(a)(22) of the Investment Advisers Act of 1940;

____              e.    any organization described in section 501(c)(3) of the
                        Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

____              f.    any director, executive officer, or general partner of
                        the Company;

  X               g.    any entity in which all of the equity owners are
----                    accredited investors; or

____              h.    any trust, with total assets in excess of $5,000,000,
                        not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section
                        230.506(b)(2)(ii) of Regulation D under the Act.

      IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Certificate as of the 23rd day of April, 1999.

                                    SCHOEMANN VENTURE CAPITAL, LLC


                                    BY: /s/ Rodney R. Schoemann, Sr.
                                        ----------------------------------------
                                        Rodney R. Schoemann, Sr.
                                        Managing Member


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